Exhibit 23.1

                       CONSENT OF BEARD MILLER COMPANY LLP





     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 1, 2002, in the Registration Statement on Form SB-2 and related Prospectus of American Bank Incorporated for the registration of 756,643 shares of its common stock.



                                                   /s/ BEARD MILLER COMPANY LLP





Reading, Pennsylvania
April 8, 2002